EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

Nuveen Unit Investment Trust, Series 187

We consent to the use of our report dated March 20, 2017, with respect to the financial statement of Nuveen Unit Investment Trust, Series 187, comprising Nuveen Balance Sheet Strength Portfolio, 1Q 2017, included in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-215756) and related Prospectus and to the reference to our firm under the heading “Experts,” in Part B of the Prospectus.

/s/ KPMG LLP

KPMG LLP

Chicago, Illinois

March 20, 2017